UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 5, 2016 (May 3, 2016)

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Newfield Exploration Company, dated May 3, 2016 (the “Original Form 8-K”). This Form 8-K/A is being furnished to notify investors of a correction in Exhibit 99.2 of the Original Form 8-K.

Item 7.01  Regulation FD Disclosure

On May 5, 2016 Newfield disclosed the following production data correction to slide seven in the May 3, 2016 @NFX publication:

ORIGINAL TABLE

Average daily production (Boepd)

	30 days	60 days	90 days
24 Northern Wells(2)	1,057	887	740

CORRECTED TABLE

Average daily production (Boepd)

	30 days	60 days	90 days
24 Northern Wells(2)	1,057	972	920

(2) Includes only 21 wells for 90 day rate.

The correction reflects the 30, 60 and 90-day rates as average rates and not as 30-day increments.  The May 3, 2016 @NFX publication has also been reposted and redated with the corrected information.  A copy of the corrected slide seven is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

(d)                                                     Exhibits

                                                             99.1                                                           Corrected Slide Seven of @NFX Publication posted by Newfield on May 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 5, 2016	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Corrected Slide Seven of @NFX Publication posted by Newfield on May 5, 2016